EXHIBIT 4(c)


                 ARKANSAS POWER & LIGHT COMPANY

                     OFFICER'S CERTIFICATE


     Reference is made to the Indenture for Debt Securities dated as of __________, 1996 (the "Indenture") from Arkansas Power & Light Company (the "Company") to Chemical Bank, as Trustee (the "Trustee"). Capitalized terms used herein without being defined shall have the meanings set forth in the Indenture.

     Pursuant to (i) the authority granted in the Board
Resolutions adopted on __________, 199_, and (ii) Section 301 of the Indenture, the undersigned _____________, ___________ of the Company, does hereby certify as follows:

          1. The securities of the first series to be issued under the Indenture shall be designated "______________________________________" (the
          "Securities of the First Series").
          2. The Securities of the First Series shall be limited in aggregate principal amount to $___________ at any time Outstanding, except as contemplated in
          Section 301(b) of the Indenture;

          3. The Securities of the First Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on __________________;

          4. The Securities of the First Series shall bear interest from _________, at the rate of ____% per annum payable semiannually on ________, and _________ of each year (each an "Interest Payment Date") commencing ___________, 199_. The amount of interest payable for any such period will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Securities of the First Series will accrue from _____________to the first Interest Payment Date, and thereafter will accrue, from the last Interest Payment Date to which interest has been paid or duly provided for. No interest will accrue on the Securities of the First Series with respect to the day on which the Securities of the First Series mature. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on such Interest Payment Date. Interest on any overdue principal will accrue at the same rate as the interest rate on the Securities of the First Series set forth above, but interest will not accrue on overdue installments of interest on the Securities of the First Series;

          5. Each installment of interest on a Security of the First Series shall be payable to the Person in whose name such Security of the First Series is registered at the close of business on ________ or ________ next preceding the corresponding Interest Payment Date (the "Regular Record Date") for the Securities of the First Series. Any installment of interest on the Securities of the First Series not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Securities of the First Series on such Regular Record Date, and may be paid to the Persons in whose name the Securities of the First Series are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record Date shall be given to the Holders of the Securities of the First Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the First Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture;

          6. The principal and each installment of interest on the Securities of the First Series shall be payable at, and registration and registration of transfers and exchanges and notices and demands to or upon the Company in respect of the Securities of the First Series may be effected or served at the office or agency of the Company in the City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. The Trustee will initially be the agency of the Company for the foregoing purposes and the Paying Agent and Security Registrar; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates any such office or agency;

          7.   The redemption provisions will be inserted here;

          8    In the event that the Securities of the First
          Series are issued in global form, matters contemplated in clause (r) in the second paragraph of Section 301 of the Indenture will be established here.

          [9. In the event that, at any time subsequent to the initial authentication and delivery of the Securities of the First Series, the Securities of the First Series are to be held by a securities depositary, the Company may at such time establish the matters contemplated in clause (r) in the second paragraph of Section 301 of the Indenture in an Officer's Certificate supplemental to this Certificate;]

          10.  No service charge shall be made for the
          registration of transfer or exchange of the Securities of the First Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

          [11  Additional statements, if any, pursuant to Article
          Fifteen of the Indenture may be inserted here;]

          12. The Securities of the First Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto, and shall be issued in substantially such form;

          13. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Securities of the First Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

          14. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

          15. In the opinion of the undersigned, he has made such examination or investigation as is necessary to express an informed opinion whether or not such covenants and conditions have been complied with; and

          16. In the opinion of the undersigned, such conditions and covenants and the conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Securities of the First Series requested in the accompanying Company Order have been complied with.

     IN WITNESS WHEREOF, I have executed this Officer's
Certificate this ____ day of ________, 1996.




                                   ___________________
                                   [Authorized Officer]
No._______________
Cusip No.__________

                                                  EXHIBIT A

                   [FORM OF FACE OF SECURITY]

                ARKANSAS POWER & LIGHT COMPANY

        ______________________________________________,
                     DUE __________________

     Arkansas Power & Light Company, a corporation duly organized and existing under the laws of the State Arkansas (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of ____________________ Dollars on __________________, and to
pay interest on said principal sum from ___________, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on each ________ and ________, commencing _____________1996 at the rate of ____% per annum until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Securities of this series will accrue from __________, 1996 to the first Interest Payment Date, and thereafter will accrue, from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be __________ or _________ next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              ARKANSAS POWER & LIGHT COMPANY



By:_______________________________________

ATTEST:


____________________________

                 CERTIFICATE OF AUTHENTICATION

Dated:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              CHEMICAL BANK, as Trustee



By:_______________________________________
                                        Authorized Officer

                 [FORM OF REVERSE OF SECURITY]


          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of __________, 1996 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Chemical Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on ___________, 1996 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $___________.

          [REDEMPTION PROVISIONS WILL BE INSERTED HERE]

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all the Securities then Outstanding, to waive certain past defaults under the Indenture and their consequences or of the Securities of all series affected, on behalf of Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.